UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2016

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2016 Annual Meeting of Shareholders of Glacier Bancorp, Inc. (the “Company”) was held on April 27, 2016. The following matters were voted upon at the 2016 Annual Meeting:
1. The election of ten directors to serve on the board of directors until the 2017 annual meeting.
2. Consideration of an advisory (non-binding) resolution to approve the compensation of the Company’s executive officers.
3. Ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
The following is a summary of the voting results for the matters voted upon by the shareholders.
1. Election of Directors

Director’s Name	Votes For	Withheld	Broker Non-Votes
Michael J. Blodnick	59,031,396	121,044	10,072,776
Randall M. Chesler	59,031,339	121,101	10,072,776
Sherry L. Cladouhos	59,027,836	124,604	10,072,776
James M. English	58,779,397	373,043	10,072,776
Annie M. Goodwin	59,032,832	119,608	10,072,776
Dallas I. Herron	59,016,911	135,529	10,072,776
Craig A. Langel	59,028,330	124,110	10,072,776
Douglas J. McBride	59,022,982	129,458	10,072,776
John W. Murdoch	58,977,184	175,256	10,072,776
Mark J. Semmens	58,681,502	470,938	10,072,776

Receiving a plurality of the votes cast, those nominated are the newly elected directors of the Company. They will hold office until their successors are elected and qualified or until they resign or are removed from office.
2. Consideration of an Advisory (non-binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,876,756	1,072,038	203,646	10,072,776

The advisory resolution to approve the compensation of the Company’s executive officers is approved.

3. Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,710,868	452,950	61,398	---

BKD, LLP is ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 28, 2016	GLACIER BANCORP, INC.

		By:	/s/ Michael J. Blodnick
Michael J. Blodnick
President and Chief Executive Officer